SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2020, the Board of Directors of BioMarin Pharmaceutical Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of such date, in order to clarify that the Company may hold meetings of stockholders by means of remote communication and describe related procedures, update provisions regarding the manner of giving notice of meetings as a result of changes in Delaware law, clarify the type of business that may be transacted at special meetings, update the Company’s Delaware forum selection provision and implement a federal forum selection provision.

The Company’s Delaware forum selection provision was updated to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), and any appellate court therefrom shall, be the sole and exclusive forum for the listed claims or causes of action under Delaware statutory or common law, which list has been revised to add (i) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder) and (ii) any claim or cause of action as to which the General Corporation Law of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware. The Delaware forum selection further provides that such forum selection is to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, and clarifies that it shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

The federal forum selection provision provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The Bylaws provide that any person or entity holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the above-described exclusive forum provisions.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

3.1	Amended and Restated Bylaws.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 18, 2020	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel